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                                                                    Exhibit 23.1


                      Consent of the Independent Auditors

     We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the ATL Products, Inc. 1997 Stock Incentive Plan, of our report dated April 23, 1997, with respect to the consolidated financial statements and schedule of ATL Products, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG
Orange County, California
May 5, 1998